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                                                       N-SAR Item 77Q(3) Exhibit

     Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:

     Evergreen Intermediate Municipal Bond Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      $201,654            $0.84            249,794          $60.90


     Class B      $15,934            $0.63            31,058            $60.90


     Class C      $17,156            $0.63            36,545            $60.90


     Class I      $6,835,886         $0.93            8,402,490         $60.90


     Class IS     $149,688           $0.66            239,840           $60.90